SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: January 2, 2003

Community Capital Corporation
(Exact name of small business issuer as specified in its charter)

South Carolina	0-18460	57-0866395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402C Highway 72 West, Greenwood, SC	29649
(Address of Principal Executive Offices)	(Zip Code)

(864) 941-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)    Tourville, Simpson and Caskey, LLP (TSC), which has served as the principal independent accountant for the Registrant since December 1990, resigned from such position effective January 2, 2003. TSC’s report on the financial statements of the Company for each of the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the audit committee of the Registrant.

There were no disagreements between the Company and TSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TSC, would have caused it to make reference to the subject matter of the disagreements in connection with its report. A letter from TSC is attached as Exhibit 16.1 to this Report.

The disclosures required by Item 304 (a) (1) (iv) (B) of Regulation S-B are not applicable.

This change of accountants occurred in connection with the change of employment of certain auditors of TSC to Elliott Davis, LLC.

(b)    Elliott Davis, LLC, certified public accountants, was engaged by the Registrant on January 2, 2003, to audit the financial statements for the year ending December 31, 2002. The Registrant did not consult Elliott Davis regarding any of the matters set forth in Item 304 (a) (2) (i) or (ii) of Regulation S-B.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter of Tourville, Simpson and Caskey, LLP regarding change certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

By:	/s/ R. Wesley Brewer
R. Wesley Brewer, Chief Financial Officer

January 7, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

*16.1	Letter of Tourville, Simpson and Caskey, LLP regarding change in certifying accountant.

*	Filed herewith.